Exhibit 10.7
AMENDMENT TO CONTRACT OF SALE
     This Amendment to Contract of Sale (“Amendment”), the effective date of which is November 27, 2006, is entered into by TR HIDDEN LAKE PARTNERS, LTD., a Texas limited partnership (“Seller”) and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Buyer”). Buyer and Seller are sometimes collectively referred to herein as the “Parties”.
Recitals
     A. WHEREAS, Seller and Buyer entered into that certain Contract of Sale (the “Agreement”) with an Effective Date of May 4, 2006, pursuant to which Seller agreed to sell and Buyer agreed to purchase certain improved real property located in Bexar County, Texas, more particularly described in the Agreement;
     B. WHEREAS, Seller and Buyer have entered into a number of contract amendments, including that certain Amendment to Contract of Sale (the “September Amendment”) with an effective date of September 25, 2006. The September Amendment extended the Closing Date of the Agreement to November 10, 2006, and provided for a further extension to November 27, 2006; and
     C. WHEREAS, Seller and Buyer mutually desire to amend certain provisions of the Agreement.
Agreement
     NOW, THEREFORE, for and in consideration of the mutual promises and agreements set forth herein entered into by Buyer and Seller, the receipt and sufficiency of which is acknowledged, Seller and Buyer agree as follows:
1.	Prior to the effective date hereof, Buyer delivered Earnest Money to the Title Company totaling ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) to be applied in partial payment of the Sales Price at Closing and/or otherwise disbursed in accordance with the provisions of the Agreement. In connection with the September Amendment, that Earnest Money was fully and finally released to Seller by the Title Company. In connection with the execution of this Amendment, Buyer will deliver additional Earnest Money to the Title Company totaling ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) to be applied in partial payment of the Sales Price at Closing and/or otherwise disbursed in accordance with the provisions of the Agreement. Notwithstanding anything contained to the contrary in the Agreement, Buyer herein agrees, and directs the Title Company, to fully and finally release to Seller all this additional Earnest Money presently upon receipt, specifically being the $150,000.00 in additional Earnest Money referred to above, such funds hereinafter being non-refundable to Buyer and unconditionally earned by Seller, as compensation to Seller for granting an extension of the Closing Date to Buyer as described below, except in the event of a “Special Seller Default” (as defined in the September Amendment). If Buyer does in fact purchase the Property and this Contract does in fact close, the $300,000.00 in total forfeited Earnest Money will remain applicable to the Sales Price.

2.	Pursuant to the September Amendment the Closing Date was extended to be November 3, 2006, and then further to November 27, 2006. Seller has agreed to further extend the Closing Date as described below. Section 4(a) of the Agreement is hereby deleted and the following Section 4(a) is inserted in its stead;
“(a)	The closing of the sale of the property to Buyer (the “Closing”) shall take place at the Title Company no later than December 31, 2006, (the “Closing Date”).”
3.	Seller and Buyer have agreed to increase the Sales Price for the Property. Section 2 of the Agreement is hereby deleted and the following Section 2 is inserted in its stead:
“CONTRACT SALES PRICE. The total purchase price for the Property (the “Sales Price”) shall be THIRTY TWO MILLION THIRTY THOUSAND AND NO/100 DOLLARS ($32,030,000.00), payable in cash at Closing. Payment in cash means payment by wire transfer of immediately available federal funds (“Immediately Available Funds”).”.
4.	All terms defined in the Agreement and denoted by initial capital letters shall have the same meanings provided in the Agreement when used in this Amendment, except to the extent that the meaning of any defined term is modified by or expressly set forth in the provisions of this Amendment.

5.	This Amendment may be executed in multiple originals, each of which shall constitute an original for all purposes and together which shall constitute a fully executed agreement. A facsimile signature shall be deemed an original signature for all purposes.

6.	In connection with the extension of the Closing Date from November 3, 2006, to November 27, 2006, Buyer paid Seller a $175,000.00 extension fee (the “Prior Extension Fee”). $150,000.00 of the Prior Extension Fee is applicable to the Sales Price at Closing in addition to total forfeited Earnest Money as described in Section 1 above.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment to be effective as of November 27, 2006.

SELLER:

TR HIDDEN LAKE PARTNERS, LTD.,
a Texas limited partnership

By:	TRDC Hidden Lake Partners, Ltd.,
a Texas Limited partnership, its general partner

	By:	Thompson Realty Development Corporation,
a Texas corporation, its general partner

		By:	/s/ W.T. Field
		Name:	W.T. Field
		Title:	President

BUYER:

TRIPLE NET PROPERTIES, LLC,
a virginia limited liability company

By:	/s/ Louis Rogers

Name:	Louis Rogers
Title:	President